Exclusive Recording Artist Agreement

         This Agreement is made as of the __th day of January , 2003 by and between G2 COMPANIES, INC. (hereinafter "G2") and Neil Swanson and Justin Jones, both individually and jointly, and p/k/a "OneUp" (hereinafter "Artist").

1. ARTIST'S WARRANTIES AND REPRESENTATIONS

         1.01 Artist represents and warrants that: (a) it is authorized, empowered and able to enter into and fully perform its obligations under this Agreement; (b) neither this Agreement nor the fulfillment there of by any party infringes upon the rights of any other person or entity; (c) it has not and will not do anything that impairs G2's rights under this Agreement, nor will it permit any other person or entity to do so; and (d) Artist is resident of the United States of America for income tax purposes.

         1.02. Artist further represents and warrants that: (a) there now exist no prior recorded performances by Artists other than those listed on the attached Exhibit A; (b) that it owns all of the rights in and to the Masters listed in Exhibit A; (c) none of the Masters delivered to G2 by Artists, nor the performances embodied thereon, nor any other Materials, nor any use thereof by G2 or its grantees, licensees or assigns, will violate or infringe upon the rights of any third party. "Materials," as used by this Paragraph means all Controlled Compositions, each name used by Artists, any logo used by Artist, and all other musical, artistic, literary and other materials, ideas and other intellectual properties furnished by Artist or any other producers engaged by Artist and contained or used in connection with any Masters made hereunder, or the packaging, sale, advertising or other exploitation thereof. Notwithstanding the foregoing, the parties acknowledge that the recordings listed in Exhibit A are being acquired by G2 under this Agreement, and shall count toward Artist's Minimum Recording Commitment. In addition, the parties acknowledge that Artist has already begun recording its Minimum Recording Commitment for the Initial Period.

2. TERM AND RECORDING COMMITMENT

         2.01 The Term of this Agreement shall be for an Initial Period commencing on the date hereof and expiring nine months thereafter.

         2.02. Artist hereby grants G2 three (3) separate and irrevocable options to extend the Term of this Agreement for further periods (the "Option Periods"_ commencing immediately upon the expiration of the Initial Period and expiring nine months after delivery to G2 of the Minimum Recording Commitment for said Option Period. Each option shall be exercised when G2 sends a written notice to Artist that the option is being exercised at least sixty days prior to the commencement of the Option Period; provided that G2 shall have a right to cure any failure to send such a notice at any time up to ten days following receipt of a written notice from Artist that the deadline for exercising an option has passed.

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         2.03.  During the Term of this  Agreement (as the same may be extended)
Artist agrees to produce and Artist shall deliver to G2 Masters comprising sound alone sufficient to comprise the following (the "Minimum Recording Commitment"):

(a)      during the Initial Period- - one (1) Album (the "First Album")

(b)      during the First Option Period- - one (1) Album (the "Second Album")

(c)      during the Second Option Period- - one (1) Album (the "Third Album")

(d)      during the Third Option Period- - one (1) Album (the "Fourth Album")

         2.04. Notwithstanding anything else herein to the contrary:

         (a) Each Album shall be delivered to G2 within five (5) months after the commencement of the applicable Initial Period or Option Period.

         (b) Artist shall not commence the recording of any Album hereunder earlier than three (3) months following delivery to G2 of the prior album.

         (c) G2 shall not be obliged to accept delivery of any Album hereunder earlier than nine months following the date of delivery to G2 of the prior album. If any such premature delivery is tendered, the contractual date of delivery hereunder of such Album shall be deemed to be the date one year following the date of delivery of the prior album, provided that the prior album has been recorded and delivered in all respects in accordance with the provisions of this Agreement and comprises acceptable Masters as herein provided.

         (d) In the event that, during the Initial Period or the Option Periods, Artist produces more than the Minimum Recording Commitment, G2 shall as its sole option be entitled to treat such additional material (or some of it) as counting towards the Minimum Recording Commitment (or not) but said additional material shall be and remain the sole and exclusive property of G2 subject to the provisions of this Agreement.

         (e) Each Album delivered shall consist of not less than ten (10) Masters and not less than forty-five (45) nor more than seventy-four (74) minutes of Artist's performances. Each Master shall consist of not less than two minutes and thirty seconds of Artist's performances. No album consisting of Artist's "live" performances shall be deemed to be in fulfillment of any Artist's obligations hereunder except that upon mutual consent, in writing, a live recording may be accepted in fulfillment of Artist's Minimum Recording Commitment. If any such performances are recording during the Term hereof, G2 shall be the owner thereof and shall have the right to exploit same under the same terms as contained herein for the First Album, except that no advance will be paid to Artist. No Multiple Albums shall be delivered hereunder without G2's prior written consent; any such Multiple Album delivered to and accepted by G2 shall be deemed a single album for all purposes hereof. No Mini-Album shall form part of the Minimum Recording Commitment unless expressly agreed in writing by G2 as its absolute discretion.

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         (f) Artist shall  deliver to G2 each Master  hereunder in the form of a digital two-track stereo tape master, as well as reference discs which are representative of such tape masters. Artist shall also deliver at the same time any multi-track master tapes recorded in connection with the same project. The two-track stereo master tape shall be fully edited, mixed, equalized and leadered for the production of parts from which satisfactory Phonograph Records can be manufactured.

         (g) As used in this Agreement, "delivery" shall mean the receipt of all tape masters as provided herein, as well as Artist's submission to G2 in written form of all necessary information, consents, licenses and permission that G2 requires to manufacture, distribute and release the Masters as Phonograph Records, including, but not limited to, mechanical licenses, credits, musician and producer releases, and any information required to be delivered to unions or other third parties. Payment of funds due at delivery by G2 shall not be deemed a waiver of information or documents required hereunder.

         (h) Artist shall be available to G2 and shall perform for the purposes of making such music videos at such times and places as G2 shall reasonable agree with Artist. The cost of making such music videos shall be deemed advances hereunder and shall be fifty percent (50%) recoupable from all sources, excluding Mechanical Royalties and merchandise royalties, payable to Artists hereunder.

         (i) G2 shall release a minimum of one thousand copies of each Album delivered by Artist, within ninety days of its delivery. G2 shall have a right to cure any failure to timely make such release at any time up to ten days following the receipt of a written notice from Artists that the deadline release has passed. Failure to cure by G2 shall entitle Artist to buy the unreleased Masters for one hundred ten percent (110%) of the Recording Costs spent by G2 on the Masters, provided that Artist delivers written notice of its intent to buy the Masters within ten days of the expiration of G2's right to cure, and pays the purchase price in full within ninety days of delivery of its notice of intent.

3. GRANT OF RIGHTS

         3.01. During the Term of the Agreement, Artist shall furnish to G2 its exclusive recording services throughout the Universe. Any contract entered into by Artist or on Artist's behalf during the Term hereof or any extensions thereof for Artist's performances in television or radio broadcasts or motion pictures or stage productions shall specifically exclude the right to use any recording of such performance for the manufacture and sale of Phonograph Records or music videos unless previously authorized in writing by G2, which authority shall not be unreasonably withheld. Artist shall promptly deliver to G2 copies of the pertinent provisions of each such contract and Artist will cooperate fully with G2 in any controversy dispute or litigation which may arise in relation to the rights of G2 under this Paragraph.

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         3.02.  Artist  hereby grants and assigns to G2 all rights of every kind and the complete, unconditional, exclusive, perpetual, unencumbered title throughout the Universe in and to all results and products of Artist's services and performances hereunder (being the recording of musical performances and the sound recordings in Exhibit A), any and all Masters, records, tapes, sound recordings, music videos, long form videos, and other material of every kind made or authorized by G2 hereunder or otherwise produced during the Initial Term and/or Option Terms and which include the voice, instrumental or other sound and/or visual effects, services, or performances of Artist, including without limitation the right to record, reproduce, broadcast, transmit, publish, sell, exhibit, distribute, advertise, exploit, perform, and use the same separately or in any combination with any other material for any purpose in any manner, under any label, trademark, or other identification and by any means or method, whether known or not known, invented, used, or contemplated, and to refrain from all or any part thereof.

         3.03. Without in any way limiting the generality of the foregoing, Artist hereby grants to G2 the following rights throughout the Universe which G2 may use or refrain from using as it elects in G2's sole discretion:

         (a) the exclusive right during the Term hereof to manufacture, distribute, and sell anywhere in the Universe Phonograph Records and music videos produced from Masters made during the Terms hereunder;

         (b)  the  exclusive   right  for  the  full  periods  of  copyright  to
manufacture, distribute, and sell throughout the Universe Phonograph Records and music videos produced from Masters made during the Terms hereunder;

         (c) the exclusive right in all media and forms to advertise, publicize, and exploit anywhere in the Universe Phonograph Records and music videos produced during the Terms hereunder by any and every means, particularly, but without limiting the generality of the foregoing, to use the name, including the professional name, approved photograph and/or likeness of, and approved biographical material concerning Artist for advertising, publicizing and otherwise exploiting said Phonograph Records and music videos, said approval not to be unreasonably withheld;

         (d) the exclusive right to authorize public performances in the Universe of Phonograph Records and music videos produced during the Terms hereunder;

         (e) the right to permit and authorize others to exercise, directly or through persons designated by them, any and all of G2's rights hereunder.

         3.04. (a) Each Master (including all sound recordings embodied thereon) produced hereunder or embodying Artist's performances and recorded during the Terms shall, belong to Artist. Artist grants G2 a security interest in and to its copyright in the First Album to secure recoupment of all sums expended by G2 in the recording and promotion of all Albums recorded under this agreement.
Artist  further agrees to execute any document  reasonably  necessary to perfect

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such security interest.  In the event Artist fails to execute any such documents or instruments Artist hereby irrevocably grants to G2 power of attorney, coupled with an interest, to execute all such security agreements.

         (b) Each Master (including all sound recording embodied thereon produced hereunder or embodying Artist's performances recorded during the Terms shall, from the inception of its creation, be considered a "work made for hire" for G2 within the meaning of the U.S. Copyright Law. If it is determined that a Master does not so qualify, then such Master, together with all rights in it (including the sound recording copyright), shall be deemed, and are hereby transferred and assigned to G2 by this Agreement. Artist agrees to execute and deliver to G2 any and all documents or instruments which G2 may request in order to confirm G2's acquisition and/or title to the Masters (including the copyright) as described herein. In the event Artist fails to execute any such documents or instruments Artist hereby irrevocably grants to G2 power of attorney, coupled with an interest, to execute all such documents of conveyance. All Masters recorded by Artist from the inception of the recording thereof and all reproductions derived therefrom, together with the performances embodied thereon, shall be entirely the property of G2 in perpetuity, throughout the Universe, free of any claim whatsoever by Artist or any persons deriving any rights or interests therefrom.

         3.05. Artist shall not authorize or permit Artist's performances to be recorded for any purpose without obtaining an express written approval of G2, and Artist shall take reasonable measures to prevent the manufacture, distribution and sale of Phonograph Records or music videos containing its performances (an the use of Artist's name and likeness in connection therewith) by any person or entity other than G2, its successors, licensees and assigns.

         3.06. Artist grants G2 the right to include any Master produced and delivered hereunder in a soundtrack or compilation album, at any time, and without any further advance, except that royalties shall be payable as provided herein.

         3.07. As used in this Agreement, "Phonograph Records" shall mean any and all mechanical reproductions of the Masters produced and delivered hereunder, in any format, whether now known or unknown, including but not limited to compact discs, cassette tapes, vinyl records, DAT tapes or any future format.

4. RECORDING COSTS AND PROCEDURES

         4.01. Advances payable to Artist pursuant to this Agreement are and shall be inclusive of all costs incurred in the course of producing and recording Masters hereunder (including without limitation, the costs of studio time, musician fees, union payments, instrument hire, producer's fees, and the cost of tape editing, mixing, remixing and mastering, advances, and other similar costs customarily regarded in the industry as being recording costs). All such costs are sometimes herein referred to as "recording costs" and shall be paid by G2 and constitute advances recoupable from royalties payable hereunder. G2 shall, in accordance with the provisions of this Agreement, deduct and retain out of said advances such sums as may be necessary to pay the said recording costs. In the event that, as a result of an event within the control

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of the Artist, any recording costs shall exceed the amount of the recording fund specifically referred to in Paragraph 5.01 below, then the excess costs shall (if paid by G2) constitute a loan to Artist payable on demand and without prejudice to G2's other rights and the same shall at G2's election, be recoverable by G2 out of any monies payable by G2 to Artist or on Artist's behalf hereunder.

         4.02. G2 and Artist shall,  prior to the commencement of any recording:
(a) mutually designate the producer(s) of all Masters hereunder; and (b) agree on a budget for recording costs. G2 shall not unreasonably withhold its consent to any budget for recording costs that is less than ninety percent (90%) of the recording fund for that album as specified in Paragraph 5.01.

         4.03. Artist shall be properly rehearsed and shall appear at the times and places designated by G2 after consultation with and reasonable notice to Artist from time to time for all recording sessions required hereunder and at each session Artist shall tender their professional services to the best of their ability. G2 and Artist shall mutually designate the material to be recorded and each Master shall be subject to G2's approval as technically satisfactory and similar in style to Artist's current performances. Upon G2's request, Artist shall re-record any material until a Master, which in G2's sole judgment is satisfactory, shall have been obtained.

         4.04. The Masters delivered to G2 by Artist under this Agreement and the performances embodies therein shall be produced in accordance with the rules and regulations of the American Federation of Musicians, the American Federation of Television and Radio Artists and all other unions having jurisdiction. Artist is or will become and remain, to the extent necessary to fulfill this Agreement, a member in good standing of all labor unions or guilds in which membership may be required for the performance of Artist's services hereunder.

         4.05. Artist shall not perform for or in connection with (and shall not permit any other person or entity to use Artist's name or likeness in connection with) the recording or exploitation of any Phonograph Record embodying any Composition recorded by artist under this Agreement prior to date four (4) years subsequent to the expiration or termination of the term of this Agreement, or any extensions thereof.

         4.06. Without limiting the foregoing, G2 shall not be required to make any payments of any kind for, or in connection with, the acquisition, exercise or exploitation of rights by G2 except as specifically provided in this Agreement. Artist shall be solely responsible for all sums due to labor unions or guilds, individual musicians, producers and all other persons or entities entitled to receive royalties or other payments in connection with the sale of Phonograph Records derived from Masters hereunder, although G2 will undertake to make all such payments to the extent of the recording fun specified in Paragraph
5.01. None of the persons whose performances are embodied in the Masters or whose services are used in record the Masters shall be bound by any agreement

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that would  restrict such  performances  or services,  or to the extent they are otherwise bound or restricted, Artist shall obtain all necessary clearances in writing.

5. ADVANCES AND RECORDING FUND

         5.01. As advances against and recoupable from royalties payable hereunder, G2 agrees to pay with respect to each Album constituting the Minimum Recording Commitment hereunder a sum equal to the amount by which the greater of
(1) the applicable sum set forth below; or (2) a sum equal to two-thirds of the royalties actually accruing to Artist on the immediate prior Album exceeds (3) the sum of the documented receipts for the recording costs concerned and any other advances made to Artist prior to delivery of the applicable Album ("Album Recording Fund"):

Album Recording Fund:      First Album               $10,000
                           Second Album              $20,000
                           Third Album               $35,000
                           Fourth Album              $50,000

         5.02. If net sales through normal retail channels in the United States for which royalties are payable pursuant to Paragraph 6.01(a) below, net of applicable reserves of any album shall exceed seventy-five thousand (75,000) unites as of the date nine (9) months after the initial release of that album in the United States, then the Album Recording Fun on the next subsequent album shall be increased by Ten Thousand Dollars ($10,000).

         5.03. The advances due under Paragraph 5.01 shall be payable promptly following the delivery to G2 of: (a) the Minimum Recording Commitment; (b) the documents required under the Paragraph 2.04(g); and (c) all invoices pertaining to the recording of the Minimum Recording Commitment. With respect to payments to be made following delivery G2 shall have the right to withhold ten percent (10%) for ninety (90) days to provide for anticipated costs which have no yet been paid.

         5.04. All advances paid to Artist or on Artist's behalf shall be recoupable against the royalties payable under this Agreement, from whatever the source, except that advances shall not be recoupable against Mechanical Royalties except as provided for in Paragraph 8.01.

6. ROYALTIES

         6.01. Subject to Artist's compliance with all obligations required of Artist hereunder and subject as otherwise granted herein, G2 will pay to the Artist for the rights granted percentages of one hundred percent (100%) of the G2's published wholesale price, exclusive of taxes and duties actually paid by G2, and the container cost deductions specified below for all records and music videos manufactured, sold and not returned, and for which G2 is paid, reproducing exclusively Masters recorded hereunder, namely:

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         (a) With  respect to sales for  distribution  in the  United  States of
Albums reproducing exclusively Masters hereunder: Twenty Four percent (24%). This royalty reverts to Twenty percent (20%) if this Agreement is assigned to a Major Record Label or a label distributed by a Major Record Label.

         (b) The royalty rate with respect to 12-inch singles shall be twenty percent (20%). This royalty reverts to fifteen percent (15%) if this Agreement is assigned to a Major Record Label or a label distributed by a Major Record Label.

         (c) The royalty rate with respects of 7-inch singles and other records shall be fifteen percent (15%). This royalty reverts to twelve percent (12%) if this Agreement is assigned to a Major Record Label or a label distributed by a Major Record Labor.

         (d) The royalty rate with respect to the following is fifteen percent (15%) [thirteen percent (13%) if this Agreement is assigned to a Major Record Label or a label distributed by a Major Record Label]: records sold to any government body, PX sales, sales to educational institutions, record clubs, soundtrack records, compilation records, budget records (defined as a record which is sold at a wholesale price of at least fifty percent but less than eighty percent of G2's published wholesale price), and EP records (defined as records containing between three and nine Masters); except that the royalty rate for compilations released exclusively on the G2 label shall be twenty-five percent (25%) [twenty percent (20%) if this Agreement is assigned to a Major Record Label or a label distributed by a Major Record Label.] Royalties for soundtracks and compilations on which Artist appears with other performers shall be pro-rated in the same proportion that Artist's Master(s) bear to the entire album.

         (e) Foreign royalty rate: The rate for the records manufactured by G2 or G2's affiliates and sold in Canada will be eighty-five percent (85%) of the applicable royalty rate, and sales outside the United States and Canada will be seventy-five percent (75%) of the applicable royalty rate. The royalty rate for masters licensed by G2 outside the United States shall be fifty percent (50%) of the net income therefrom. Net income shall mean all income received less third party our of pocket expenses to establish the license, third party out of pocket collection costs, foreign currency exchange, wire transfer fees and applicable taxes.

         (f) Royalty rate for music videos sold and not returned shall be twenty percent (20%) of G2's published wholesale price. The royalty rate for videos licensed by G2 shall be fifty percent (50%) of the net income therefrom.

7. ROYALTY PAYMENTS

         7.01. Royalties earned hereunder will be accrued semi-annually and paid, less all advances, taxes, and any other charges, within sixty (6) days following each June 30th and December 31st for the preceding six (6) month period, in accordance with G2's regular accounting practices. G2 shall, however, have the right to establish reasonable reserves for returns and exchanges, said reserves not to exceed thirty percent (30%). Each reserve established hereunder

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shall be liquidated at the end of the following  semi-annual period. If G2 makes any overpayment of royalties (e.g., by reason of an accounting error or paying royalties on Records returned later), G2 shall have the right to offset such overpayment against any subsequent payment due to Artist from G2, excluding mechanical royalties and merchandise royalties.

         7.02. Each royalty payment hereunder shall be accompanied by a statement in accordance with G2's regular accounting practices. Each statement shall become binding upon Artist and Artist shall neither have nor make any claim against G2 with respect to such a statement, unless Artist shall advise G2, in writing, of the specific basis of such claim within two (2) years after the date G2 mails such statement. G2's accounting books and records will kept and maintained in accordance with generally accepted accounting principles, consistently applied.

         7.03. Artist shall not be entitled to recover damages or to terminate this Agreement for any reason because of a claimed breach by G2 of its material obligations hereunder, unless G2 has failed to remedy such breach within sixty
(60) days following receipt of written notice thereof. Artist will not have the right to sue G2 in connection with any royalty accounting, or sue G2 for royalties accrued by Artist during the period a royalty accounting covers, unless Artist commences the suit within two (2) years after the date when the statement in question is rendered to Artist. If Artist commences suit on any controversy or claim concerning royalty accountings rendered to Artist under this Agreement, the scope of the proceeding will be limited to the determination of the amount of royalties due for the accounting periods covered and reasonable attorney fees, and the court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. Artist's recovery of any such royalties and attorney's fees will be the sole remedy available to Artist by reason of G2's royalty accounting. Without limiting the generality of the preceding sentence, Artist will not have the right to seek termination of this Agreement or avoid the performance of their obligations under it by reason of any such claim. However, in the event that G2 is found by a court to have breached its obligation to account for an pay royalties to Artist, then any unexercised options to extend the term of this agreement shall be void. Artist's remedy for G2's willful refusal to permit it to record its Minimum Recording Contract shall be an option to terminate this Agreement.

         7.04. G2 agrees that Artist may, not more than once during any calendar year, but only once with respect to any statement rendered hereunder, audit its books and records for the purpose of determining the accuracy of G2's statements to Artist. If Artist wishes to perform any such audit, Artist will be required to notify G2 at least ten (10) days before the date when Artist plans to being the audit. If Artist's audit has not been completed within one (1) month from the time Artist begins in, G2 may require Artist to terminate it on seven (7) days notice to Artist and G2 will not be required to permit Artist to continue the examination after the end of that seven (7) day period. Artist shall not be entitled to examine any manufacturing records or any other records which do no report sales of Records or calculation of net receipts on which royalties are accruable hereunder. All audits shall be made during regular business hours, and shall be conducted on Artist's behalf by an independent Certified Public Accountant and/or licensed attorney. Each examination shall be made at Artist's sole expense at G2's regular place of business in United States, where the books and records are maintained.

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8. MECHANICAL LICENSE AND ROYALTIES

         8.01. All Controlled Compositions (defined as musical compositions composed in whole or in part by any individual member of Artist) are hereby licensed to g2 and its licensees for reproduction on Phonograph Records anywhere in the Universe. Royalties for the mechanical license herein granted shall be at a rate equal to seventy-five percent (75%) of the minimum U.S. statutory rate in effect at the time the recording is first released (including the "long work" rate, if applicable) for royalty-bearing records sold and not returned and for which G2 is paid, excluding any instance where G2 and Artist are sharing income under Paragraph 6.01(e) above. In no event shall the mechanical royalties payable hereunder for any album exceed ten (10) times the rate set forth above. The foregoing also applies to music videos, as well as to any instance where such a license must be executed in favor of G2, G2 shall not recoup from mechanical royalties due to Artist any advances payable to Artist except any advances of cash or consigned materials (or the like) to Artist.

         8.02. If any record contains one of more compositions which are not Controlled Compositions, then G2 will have the right to reduce the amount of Mechanical Royalties payable on the Controlled Compositions by an amount equal to the amount of mechanical royalties payable on non-Controlled Compositions.

9. TRADEMARKS

         9.01. Artist shall perform under the professional name, "OneUp." Artist warrants and represents that it is the sole owner of such name in connection with Phonograph Records during the term hereof. Artist shall not use a different name in connection with Phonograph records unless Artist and G2 mutually agree in writing. Artist agrees that G2 may cause a search to instituted for the purpose of determining whether any professional name used by Artist has been or is being used by another person in connection with Phonograph Records. G2 may require Artist to file a federal application for trademark protection to be made in favor of Artist for Phonograph Record and/or entertainment purposes. Any amounts up to One Thousand Seven Hundred Dollars ($1,700.00) expended by Artist in successfully obtaining a requested trademark registration pursuant to this Paragraph shall be reimbursed by G2 and deemed Advances hereunder. If the trademark search indicates that such name should not be used, G2 and Artist shall mutually agree on a substitute name for Artist. Nothing contained herein shall release Artist from its indemnification of G2 with respect to Artist's use of such name.

10. FREE GOODS

         10.01. No royalties shall be payable with respect to records given away or furnished on a "no charge" basis to one-stops, rack jobbers, distributors, dealers, radio stations, television stations or film companies, theatrical hooking agencies, print media, music publishers or the like, provided that such records do not exceed one hundred (100) non-royalty bearing Singles out of every one thousand (1,000) Singles distributed and one hundred (100) non-royalty bearing Albums out of every one thousand (1,000) Albums. Any record sold for less than fifty percent (50%) of G2's published wholesale price will be non-royalty bearing record.

         10.02. During each applicable contract period, G2 shall provide Artist with thirty (30 ) non-royalty bearing copies of Artist's then current Album at no charge to the Artist.

11. CONTAINER COSTS

         11.01. G2's container deduction shall be a sum equal to: one dollar ($1.00) for singles, one dollar and fifty cents ($1.50) for LPs and cassettes, two dollars ($2.00) for double LP sets and compact discs, three dollars ($3.00) for double cassettes, and four dollars ($4.00) for other formats, including double compact disks, and all video formats.

12. INDEMNIFICATION

         12.01. Artist agrees to and does hereby indemnify, save and hold G2 and its licensees harmless of and from any and all liability, loss, damage, cost, or expense (including all legal expenses and reasonable attorney fees) arising out of or connected with any breach of this Agreement or any claim which is inconsistent with any of the warranties or representations made by Artist in this Agreement, and Artist agrees to reimburse G2 on demand for any payment made or incurred by G2 with respect to the foregoing if the claim concerned is settled or has resulted in a final judgment against G2 or its licensees. Pending the determination of any claim with respect to which G2 is entitled indemnity, G2 may withhold monies which would be otherwise payable to Artist up to the amount of it's potential liability.

         12.02. G2 agrees to defend and does hereby indemnify, save and hold Artist harmless of and from any and all liability, loss, damage, cost, or expense (including all legal expenses and reasonable attorney fees) arising out of or connected with any claim which is inconsistent with any of the warranties or representations made by G2 in this Agreement, and G2 agrees to reimburse Artist on demand for any payment made or incurred by Artist with respect to the foregoing if the claim concerned is settled or has resulted in a final judgment against Artist.

13. DEFAULT AND TERMINATION

         13.01. In the event of any default or breach by Artist in the performance of any of Artist's obligations hereunder, G2 may, without prejudice to its other rights, claims or remedies, suspend its obligations hereunder for the duration of such default or breach and until the same has been cured and may, at its option, extend the Term for a period equal to all or any part of the period of such default or breach, and in such event the dates for the exercise by G2 of the Option Periods hereunder and the dates of commencement of each subsequent Option Period shall be extended accordingly.

14. FORCE MAJEUR

         14.01. If G2's material performance hereunder is delayed or becomes impossible or impractical because of any act of God, fire, earthquake, strike, act of government or any order, regulation, ruling, or action of any labor union or association of artists effecting G2 or Artist under the phonograph record industry, G2, upon notice to Artist may suspend its obligations under this Agreement for a period not to exceed ninety days, and in such event the number of days equal to the number of days of such suspension shall be added on to the then-current period of the Term thereof. In the event that G2's material performance hereunder is delayed or becomes impossible or impractical because of any civil strife, G2, upon notice to Artist, may suspend its obligation of under this Agreement for the duration of such delay, impossibility or impracticability and in such event the number of days equal to the numbers of days of such suspension shall be added to the then-current period of the Term thereof.

15. MERCHANDISING

         15.01. Artist hereby grants G2 the exclusive right to manufacture, sell, license, distribute and exploit, throughout the Universe and by mail-order and through retail sources of, without limitation, all merchandise of every kind featuring the Artist (name/logo/likeness), during the Term of this Agreement.

         15.02. It is expressly agreed and understood that any contract for the purpose of merchandising Artist entered into by G2 during the Term shall continue in full force and effect in accordance with the provisions thereof for a period not to exceed one (1) year following the expiration of the term of this Agreement.

         15.03. In the case of any such products or property manufactured and sold by G2 or by an associated company, Artist shall be entitled to a royalty of thirty-four percent (34%) of the adjusted gross receipts therefrom. As used in this paragraph, the term "adjusted gross" shall mean gross revenues from the sale of applicable merchandise, less venues commissions and state sales tax where collected and actually paid. In the event that G2 licenses to others any of its rights under this clause, then Artist shall receive sixty percent (60%) of the net receipts therefrom. As used in this paragraph, the term "net receipts" shall be calculated as gross revenues from the sale of the applicable merchandise, less the cost actually incurred and paid by G2 or its licensing company for manufacturing; sales personnel salaries and/or commissions, venue commissions and state sales tax where collected and actually paid.

         15.04. Artist has the right of approval of all merchandising artwork, so long as said approval is not unreasonable withheld. During the Term of this Agreement, Artist shall cause the inclusion of G2's logo and proper name at a reasonable size and position on all merchandise.

         15.05. No royalties shall be payable with respect to merchandise given away or furnished on a no-charge basis. Upon Artist's request, G2 shall provide Artist with twenty (20) non-royalty-bearing samples of each item of merchandise at no charge.

         15.06. The parties agree to negotiate in good faith a long-form agreement for the sale of merchandise that is consistent with the terms contained herein.

16. ARTWORK

         16.01. Artist agrees that G2 is the owner of any and all artwork, LP jacket art, and promotional artistic renderings undertaken or completed within the Term of this Agreement. Artist shall have the right to use artwork which has been mutually approved by G2 and Artist for the purpose of merchandising.

17. NOTICES

         17.01. All notices, demands or the like which are required to be given hereunder shall be in writing and may be served upon the other party personally by Registered Mail, Return Receipt Requested, or by telecopy (facsimile). Notice to Artist will be received by:
________________________________________________________________________________

________________________________________________________________________________
and notice to G2 will be received by: Gust Kepler, G2 Companies, Inc., 14110 N. Dallas Parkway, Suite 365, Dallas, TX 75254.

18. PROMOTIONS AND ADVERTISING CAMPAIGNS

         18.01. Any promotional monies spent by G2 on behalf of Artist are fifty percent (50%) recoupable from movies otherwise due to Artist from G2, excluding Mechanical Royalties and merchandise royalties, notwithstanding the source. Container costs shall not be considered promotional monies. Any promotional monies spent on behalf of Artist in combination with other G2 Artists shall be recoupable from Artists on a pro-rata basis.

         18.02. G2 is not obligated to produce a promotional video for Artist, but if G2 undertakes to produce said video, the cost is fifty percent (50%) recoupable from royalties, excluding Mechanical Royalties and merchandise royalties, not withstanding the source. The cost of producing nonpromotional videos intended for resale are fully recoupable.

19. CONTROLLING LAW

         19.01. The Agreement is entered into and performable in Dallas County, Texas and the validity, interpretation and legal effect of this Agreement shall be governed by Texas law. Venue for any legal action shall be in Dallas County, Texas.

20. REMEDIES

         20.01. Artist acknowledges, recognizes and agrees that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action of law. Inasmuch as a breach of such services will cause G2 irreparable damages, G2 shall be entitled to injunctive and other equitable relief, in addition to whatever legal remedies are available, to prevent or cure any such breach or threatened breach.

21. HEADINGS

         21.01. The headings of the clauses herein are intended for convenience only, and shall not be of any effect in construing the contents of this Agreement.

22. RELATIONSHIP

         22.01. Artist has the status of an independent contractor and nothing herein contained shall contemplate or constitute Artist or its members as G2's agents or employees. This Agreement does not and shall not be construed to create a partnership or joint venture between the parties to this Agreement.

23. VALIDITY AND MODIFICATIONS

         23.01. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision. This Agreement contains the entire understanding of the parties relating to its subject matter. No change of this Agreement will be binding unless signed by all parties hereto or their duly authorized representatives. A waiver by either party of any provision of this Agreement in any instance shall not be deemed to waive it for the future. All remedies, rights, undertakings and obligations contained in this Agreement shall be cumulative and none of them shall limit any other remedy, right, undertaking or obligation.

24. ASSIGNMENT

         24.01. G2 may assign its rights under this Agreement in whole or in part to any Major Record Label or its subsidiary or legal successor. G2 may assigns its rights under this Agreement in whole or in part to any other Company with Artist's consent, such consent not to be unreasonably withheld.

25. LEGAL REPRESENTATION

         25.01. Artist, by their signature hereto, confirms that G2 has advised Artist to take independent legal counsel, from a lawyer specializing generally in the music business and specifically in the negotiation of recording agreements, on the terms and conditions of this Agreement and on the obligations being undertaken by Artist in executing the Agreement.

26. COOPERATION

         26.01. Artist shall execute such other documentation and shall give such further assurances as may reasonably be necessary or desirable for the purpose of vesting, confirming, protecting or further assuring any of the rights granted herein.

27. DISCLAIMER

         27.01. G2 has not made and does not hereby make any representation or warranty with respect to the extent of the sale of records or the exploitation of music videos hereunder.

SIGNED THIS ___ DAY OF JANUARY, 2003.

G2 COMPANIES, INC.

By:______________________________
   Gust Kepler, President

14110 North Dallas Parkway
Suite 365
Dallas, TX 75254

ARTIST

p/k/a____________________________

By:______________________________
Printed Name: Neil Swanson
SSN: ###-##-####

By:____________________________
Printed Name: Justin Jones
SSN: ###-##-####

Artist Address:__________________
_________________________________
_________________________________

                                    EXHIBIT A

                    Appendix Of Existing Commercial Releases

Date              Title             Song Title                Label

                                    EXHIBIT B

                                 APPROVED LABELS